Exhibit 99.1

ADT Inc. Announces Notes Offering

BOCA RATON, Fla., Sept. 12, 2019 (GLOBE NEWSWIRE) – ADT Inc. (NYSE: ADT) (the “Company” or “ADT”), a leading security and automation provider serving residential and business customers across the United States and Canada, announced that Prime Security Services Borrower, LLC (the “Issuer”) and Prime Finance Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”), its indirect wholly owned subsidiaries, are proposing to issue and sell an additional $500 million aggregate principal amount of its 5.750% First-Priority Senior Secured Notes due 2026, issued under the existing indenture, dated as of April 4, 2019 (the “Additional Notes”) in an offering that will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) (the “Offering”).

In addition, The ADT Security Corporation (“ADTSC”), ADT’s indirect wholly owned subsidiary, is commencing a tender offer (the “Tender Offer”) to purchase for cash any and all outstanding aggregate principal amount of ADTSC’s 5.250% Senior Notes due 2020 (the “2020 Notes). The consummation of the Tender Offer is subject to the satisfactory consummation of the Offering and the Credit Agreement Amendment (as defined below) on or prior to the settlement date, in the sole discretion of ADTSC (the “Financing Condition”). In addition, upon the satisfaction of the Financing Condition, ADTSC intends to deliver a Notice of Redemption to holders of the outstanding 2020 Notes, which provides for the redemption by ADTSC of any and all of the outstanding 2020 Notes, subject to certain conditions, to the extent ADTSC has not purchased any and all outstanding 2020 Notes in the Tender Offer.

As previously announced, the Issuer is also seeking to amend its existing credit agreement (the “First Lien Credit Agreement”) to, among other things, (a) incur approximately $3,210 million of new term loans, the net proceeds of which will be used, together with the proceeds from the Additional Notes and borrowings under the Issuer’s revolving credit facility, to refinance approximately $3,414 million aggregate principal amount of term loans due 2022 outstanding under the First Lien Credit Agreement, (b) extend the maturity date of the term loans to the date that is seven years after the effective date of the Credit Agreement Amendment, subject to a springing maturity if certain long term indebtedness of the Issuer and its subsidiaries is not refinanced and (c) make other changes to, among other things, provide the Issuer with additional flexibility to incur additional indebtedness and fund future distributions to the holders of shares of ADT’s common stock (the “Credit Agreement Amendment”).

The Issuers expect to use the proceeds from the Offering and the Credit Agreement Amendment, along with borrowings under the Issuer’s revolving credit facility to (i) refinance approximately $3,414 million aggregate principal amount of term loans due 2022 outstanding under the First Lien Credit Agreement with approximately $3,210 million aggregate principal amount of term loans due 2026, subject to the repayment, extension or refinancing with longer maturity debt of certain of the Issuer’s other indebtedness, (ii) repurchase or redeem the outstanding $300 million aggregate principal amount of 2020 Notes in full and (iii) pay related fees and expenses in connection with the transactions.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Nothing in this press release should be construed as an offer to purchase any 2020 Notes, as the 2020 Notes Tender Offer is being made only to the recipients of an Offer to Purchase, dated as of September 12, 2019, upon the terms and subject to the conditions set forth therein. Nothing in this press release should be construed as a notice to redeem any 2020 Notes. Any such notice will be made separately pursuant to and in accordance with the terms of the indenture governing the 2020 Notes.

About ADT

ADT is a leading security and automation provider serving residential and business customers across the United States and Canada. Ranked as the #1 Smart Home Security Provider*, ADT offers many ways to help protect customers by delivering lifestyle-driven solutions via professionally installed, do-it-yourself, mobile, and digital-based offerings for residential, small business, and larger commercial customers. Headquartered in Boca Raton, Florida, ADT is a purpose-driven company backed by approximately 19,000 employees, more than 200 sales and service locations, and 12 owned and operated monitoring centers connecting customers to lifesaving support for today’s ever-changing security needs, 24/7.

*	Strategy Analytics, “US Interactive Security: Self-installed, Professionally-Monitored Solutions Gaining Momentum,” April 2019.

Forward-Looking Statements

ADT has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. Any forward-looking statement made in this press release speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, risk factors that are described in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Investor Relations:

Jason Smith – ADT

investorrelations@adt.com

Media Relations

Mónica Talán

tel: +1 561.613.2331

mtalan@adt.com

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